UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 21, 2020
Lions Gate Entertainment Corp.
(Exact name of registrant as specified in charter)
British Columbia, Canada
(State or Other Jurisdiction of Incorporation)

1-14880	N/A
(Commission File Number)	(IRS Employer Identification No.)
(Address of principal executive offices)
250 Howe Street, 20th Floor
Vancouver, British Columbia V6C 3R8
and
2700 Colorado Avenue
Santa Monica, California 90404
Registrant’s telephone number, including area code: (877) 848-3866
No Change
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Voting Common Shares, no par value per share	LGF.A	New York Stock Exchange
Class B Non-Voting Common Shares, no par value per share	LGF.B	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    Compensatory Arrangements of Certain Officers.

On August 21, 2020, the Compensation Committee (the “Committee”) of the Board of Directors of Lions Gate Entertainment Corp. (the “Company”) approved a new employment agreement for Jon Feltheimer, the Company’s Chief Executive Officer (the “New Employment Agreement’). The New Employment Agreement replaces the Company’s current employment agreement with Mr. Feltheimer, which was originally entered into as of May 30, 2013 and subsequently amended as of October 11, 2016 (the “Prior Employment Agreement”). The New Employment Agreement has the same compensation and other terms of employment as the Prior Employment Agreement, except as described below.

The term of the New Employment Agreement is scheduled to expire on August 21, 2023 (as opposed to the expiration date of May 22, 2023 provided in the Prior Employment Agreement) and the New Employment Agreement gives the Company the right, in its sole discretion, to extend the term of the New Employment Agreement by either one or two additional years (so that the term would expire on August 21, 2024 or August 21, 2025).

The New Employment Agreement also provides for the grant to Mr. Feltheimer of an award of share appreciation rights (“SARs”) with respect to 2,000,000 of the Company’s Class B non-voting shares (“Class B Shares”). The SARs were granted to Mr. Feltheimer on August 21, 2020, have a per-share exercise price of $8.17 (the closing price of a Class B Share on the date of grant of the award), and will vest in one installment on August 21, 2023 (subject to Mr. Feltheimer’s continued employment through the vesting date). If Mr. Feltheimer’s employment is terminated by the Company without cause, by him for good reason, or due to his death or disability (as such terms are defined in the Employment Agreement), the SARs that are then outstanding and unvested will fully vest as of his termination date (subject to Mr. Feltheimer’s providing a release pursuant to the New Employment Agreement). Upon exercise, the SARs may be settled in cash, the Class B Shares, the Company’s Class A voting shares, or a combination thereof, as determined by the Committee, with the amount of the payment in each case determined based on the value of the Class B Shares at the time of payment (less the applicable exercise price in the case of SARs).

The foregoing summary is qualified in its entirety by reference to the text of the New Employment Agreement, filed herewith as Exhibit 10.1 and incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit No.	Description
	10.1	Employment Agreement among Jon Feltheimer and Lions Gate Entertainment Corp. dated as of August 21, 2020
	104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 26, 2020	LIONS GATE ENTERTAINMENT CORP.
(Registrant)

		By:	/s/ Corii D. Berg
		Name:	Corii D. Berg
		Title:	General Counsel